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                                                            EXHIBIT 10.1

                            SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT, dated as of June 25, 1998, is entered into by and between CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation, with headquarters located at 724 First Street North, Fourth Floor, Minneapolis, Minnesota 55401 (the "Company"), and the undersigned (collectively, the "Buyer").

                                 W I T N E S S E T H:

     WHEREAS, the Company and Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

     WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, Series B Convertible Preferred Stock, $0.02 par value per share (the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $0.02 par value per share, of the Company (the "Common Stock" or "Conversion Shares"), upon the terms and subject to the conditions of such Preferred Stock, and subject to acceptance of this Agreement by the Company;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   AGREEMENT TO PURCHASE; PURCHASE PRICE

     (a) PURCHASE; CERTAIN DEFINITIONS. (i) Buyer hereby agrees to purchase from the Company 606,061 shares of Preferred Stock at $3.30 per share in the denominations set forth on the signature page of this Agreement (the "Preferred Stock"), for total consideration of $2,000,000. The Preferred Stock shall have the terms and conditions set forth in the Certificate of Designation of the Company attached hereto as Annex I (the "Certificate of Designation"). The purchase price for the Preferred Stock (the "Purchase Price") shall be payable in United States Dollars.

          (ii) The names, addresses and employer identification/social security numbers of the Buyer are set forth in Schedule A to this Agreement.

          (iii) As used herein, the term "Preferred Stock" means the Preferred Stock, together with all shares, if any, of Preferred Stock issued as dividends thereon, unless the context otherwise requires.


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          (iv)  As used herein, the term "Securities" means the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

     (b) FORM OF PAYMENT. Buyer shall pay the Purchase Price for the Preferred Stock by delivering immediately available good funds to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions"). No later than the Closing Date (as defined below), the Company shall deliver one or more certificates representing the Preferred Stock duly executed on behalf of the Company (collectively, the "Certificate") to the Escrow Agent. By signing this Agreement, Buyer and the Company each agree to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

     (c) METHOD OF PAYMENT. Payment into escrow of the Purchase Price for the Preferred Stock shall be made by Buyer by wire transfer of funds to:

                First Union Bank of Connecticut
                For Deposit to
                JOSEPH B. LAROCCO, ESQUIRE
                Trustee Account
                ABA # 021101108
                Swift # FUNBUS33
                Account # 2000020722984

Not later than 1:00 p.m., New York time, on the date which is one New York Stock Exchange trading day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, Buyer shall deposit with the Escrow Agent the Purchase Price for the Preferred Stock. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment shall allow the Company to cancel this Agreement.

     (d) ESCROW PROPERTY. The Purchase Price and the Certificate(s) delivered to the Escrow Agent are hereinafter referred to as the "Escrow Property."

     2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

     The Buyer represents and warrants to, covenants and agrees with, the Company as follows:

     (a) Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), Buyer represents that it is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment or as Agent for other "accredited investors," and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.


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     (b)  The Buyer is (i) an "accredited investor" as that term is defined in
Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

     (c) All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

     (d) The Buyer understands that the Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

     (e) The Buyer and its purchaser representative represent and acknowledge that Buyer is an "institutional purchaser," and has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock which have been requested by the Buyer, including Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (i) annual report on Form 10-KSB and 10-KSB/A for the year ending December 31, 1997, (ii) the Company's quarterly report on Form 10-QSB and 10-QSB/A for the quarterly period ending March 31, 1998 , (iii) Preliminary Proxy Materials pursuant to Section 14A filed May 29, 1998; (iv) Form S-3 filed May 21, 1998, as amended, (v) Form 8-A filed February 20, 1998, and (vi) Forms 8-K, filed June 5, 1998, May 7, 1998; April 22, 1998;
February 20, 1998; January 28, 1998 and January 7, 1998 (collectively the "SEC Reports"); and the Buyer understands that its investments in the Preferred Stock involves a high degree of risk;

     (f) The Buyer understands that its investment in the Company is speculative and that there can be no assurance that the Preferred Stock can be sold, or if converted, that the Common Stock issued upon conversion can be sold, at or above the Purchase Price or the conversion price.

     (g) The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.


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     (h)  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     (i) Notwithstanding the provisions hereof or of the Preferred Stock, in no event, except (i) with respect to an automatic conversion of the Preferred Stock as provided in the Certificate of Designation or (ii) if the Company is in default of any of its obligations under the Preferred Stock or any of the Transaction Agreements (as defined below), shall the holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso. For the purposes of such proviso, however, each individual Buyer shall be treated as a separate beneficial owner and not as a part of a group.

     3.   COMPANY REPRESENTATIONS, ETC.

     The Company represents and warrants to the Buyer that:

     (a) CONCERNING THE PREFERRED STOCK AND THE SHARES. The Preferred Stock has been duly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Preferred Stock or the Common Stock, except for such antidilution rights as may exist under outstanding options, warrants, or rights existing under the Company's Shareholder Rights Plan.

     (b) COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on the Nasdaq National Market. Except as set forth in Annex V, the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.


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     (c)  AUTHORIZED SHARES.  The Company had at May 15, 1998, 6,673,516 shares of Common Stock outstanding, and has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock and exercise of the Warrants (as defined in Section 4(h) in accordance with the Certificate of Designation on the Initial Closing Date or the Effective Date of the Registration Statement. The Common Stock has been duly authorized and, when issued upon conversion of the Preferred Stock in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

     (d) REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, this Agreement and the Registration Rights Agreement, when executed and delivered by or on behalf of the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

     (e) NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and, except as disclosed in Annex V, the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock (except as herein set forth), (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) any listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

     (f) APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

     (g) SEC FILINGS. None of the Company's SEC Reports, as amended, contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has, since June 30, 1997, timely filed all requisite forms, reports and exhibits thereto with the SEC.


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     (h)  ABSENCE OF CERTAIN CHANGES.  Since December 31, 1997, except as disclosed in Annex V or in the Company's SEC Reports, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, and the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

     (i) FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Reports), that has not been disclosed in writing to the Buyer that
(i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements").

     (j) ABSENCE OF LITIGATION. Except as set forth in Annex V hereto, or the Company's SEC Reports, which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, results of operation or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

     (k) ABSENCE OF EVENTS OF DEFAULT. Except as set forth in Annex V hereto and Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreements to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreements), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

     (l) PRIOR ISSUES. During the twelve (12) months preceding the date hereof, the Company has not issued any Common Stock or convertible securities in capital transactions which have not been fully disclosed in the SEC Reports. All such issuances have been fully converted into shares of common stock, or there are no outstanding convertible securities from those transactions.

     (m) NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations, other than those disclosed in the Company's SEC Reports or those incurred in the ordinary course of the Company's business since December 31, 1997, which, individually or in the aggregate, do or would have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole. Except as set forth in Annex V, no event or circumstance has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

     (n) NO DEFAULT. Except as set forth in Annex V or the Company's SEC Reports, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

     (o) NO INTEGRATED OFFERING. NEITHER the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since June 30, 1997, made any offer or sale of any security or solicited any offers to buy any security under circumstances that would make unavailable the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

     (p) DILUTION. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interest of other shareholders of the Company.

     4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     (a) TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) neither the Preferred Stock nor the Common Stock issuable upon conversion thereof has been, registered under the 1933 Act and, except as provided in the Registration Rights Agreement, and may not be sold, transferred or otherwise disposed of unless (A) registered thereunder or (B) Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that such securities may be sold or transferred pursuant to an exemption from such registration; (2) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not


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applicable, that any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with another exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register such securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

     (b) RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that, until such time as the Common Stock has been registered for resale under the 1933 Act as contemplated by the Registration Rights Agreement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

     THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     The certificates and other instruments representing any of the Securities shall bear such other legends as may be required under state securities laws.

     (c) REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

     (d) FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

     (e) REPORTING STATUS. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; provided, however, that the Company shall not be obligated to continue filing such reports after the third anniversary of this Agreement, or earlier if the Company has liquidated or effected a going-private transaction.

     (f) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, commissions or expenses in connection with the sale of the Preferred Stock) for general purposes and acquisitions, but shall not, directly or indirectly, use such proceeds for investment in any other affiliate or to repay debt to affiliates; except that the Company may invest in or repay amounts due Harmony Holdings, Inc., a partially-owned subsidiary.

     (g) AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock (i) sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable upon exercise of conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock for all outstanding shares of Preferred Stock and (ii) sufficient to enable the complete exercise of the Warrant (as defined below).

     (h) WARRANTS. The Company agrees to issue to Buyer at the Closing a stock purchase warrant in the form of Annex VI (the "Warrant") entitling the holder thereof to purchase an aggregate of up to 100,000 shares of Common Stock (the "Warrant Shares"). The Warrant shall bear an exercise price per share of Common Stock equal to 125% of the average closing price of a share of Common Stock for the five (5) consecutive trading days ending on the day preceding the Closing Date, and shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter. The Warrant Shares shall be entitled to the registration rights under the Registration Rights Agreement. In addition, if the closing of the transaction contemplated by that certain purchase agreement between the Company and Catholic Radio Network, LLC, dated April 17, 1998 (the "CRN Closing"), does not occur on or prior to September 30, 1998 and shares of Preferred Stock remain outstanding as of September 30, 1998, the Company shall issue to Buyer, on October 1, 1998, a stock purchase warrant substantially in the form of the Warrant (the "Additional Warrant") entitling the holder thereof to purchase an aggregate of up to 25,000 shares of Common Stock (the "Additional Warrant Shares"). The Additional Warrant shall bear an exercise price per share of Common Stock equal to the lesser of (i) 100% of the average closing price of a share of Common Stock for the five (5) consecutive trading days ending on the day preceding the Closing Date, or (ii) 80.77% of the closing price of a share of Common Stock on September 30, 1998. The Additional Warrant shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter. Upon issuance of the Additional Warrant, the Additional Warrant Shares shall be entitled to registration rights substantially in the form of the Registration Rights Agreement.

     (i) LIMITATION ON ISSUANCE OF SHARES. The Company acknowledges that the number of shares of Common Stock it may issue could result in the issuance of more than 20% of the Company's outstanding Common Stock in accordance with Nasdaq Rule 4310(c)(25)(H)(i)(d)(2)("Cap Regulations"). Without limiting the other provisions thereof of the Preferred Stock, the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock and/or exercise of the Warrant without violating the Cap Regulations. If, despite taking such steps, the Company still cannot issue such shares of Common Stock without violating the Cap Regulations, the holder of Preferred Stock and the Warrant which cannot be converted or exercised as a result of the Cap Regulations (each such share, an "Unconverted Share") shall have the option, exercisable in such holder's sole and absolute discretion, to elect either of the following remedies: (x) require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion or exercise at a conversion or exercise purchase price equal to the average of the best bid price of a share of Common Stock for the five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during each period) ending on the day preceding the date of notice of conversion or exercise; or (y) require the Company to redeem each Unconverted Share for an amount in cash (the "Redemption Amount") equal to One Hundred Fifteen Percent (115%) of the Fixed Strike Price of an Unconverted Share. The Certificate of Designation shall contain provisions substantially consistent with the above terms. If the holder elects option (y) above, the Redemption Amount shall be payable within three (3) business days of the date of conversion or exercise.

     (j) TRADING RESTRICTIONS. Buyer agrees that it will not purchase or bid for or effect any short sales in the Common Stock during any period in which such Buyer owns shares of Preferred Stock.

     5.   TRANSFER AGENT INSTRUCTIONS

     (a) Promptly following the delivery by the Buyer of the aggregate purchase price for the Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares under Rule 144(k), promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

     (b)  (i)   The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying prior to 5:00 p.m. (Minneapolis time) an executed and completed Conversion Notice to the Company and delivering within three (3) business days thereafter, the original Notice of Conversion by express courier, together with the Preferred Stock duly endorsed for transfer.

          (ii) The term "Conversion Date" shall mean the date specified as such in the Certificate of Designation.

          (iii) The Company shall, at its expense, take all actions and use all means necessary to cause its transfer agent to transmit certificates representing the Converted Shares issued upon conversion of any Preferred Stock (together with Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days after (i) receipt by the Company of the original Conversion Notice and (ii) the delivery to the Company of the Preferred Stock (the "Delivery Date").

     (c) The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay as liquidated damages late payments to the Buyer, in the event that the Company fails to issue and deliver the Shares upon Conversion, in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from Delivery Date):


                              Late Payment for Each $10,000 of Preferred Stock
     No. Business Days Late   Liquidation Amount Being Converted
     --------------------------------------------------------------------------
                1                  $100
                2                  $200
                3                  $300
                4                  $400
                5                  $500
                >5                 $500 + $200 for each Business Day
                                   Late beyond 5 days from the Delivery Date


The Company shall pay any payments incurred under this Section 5 in immediately available funds upon demand. Nothing herein shall preclude Buyer from obtaining equitable relief against the Company if the Company fails to issue and deliver, or fails to cause its transfer agent to issue and deliver, the Common Stock to Buyer upon conversion of the Preferred Stock. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails to deliver such shares of Common Stock within five (5) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion, and Buyer may require the Company to immediately redeem all outstanding Preferred Stock in accordance with Section 4(j)(y).

     (d) If the Company fails to deliver the Conversion Shares to be issued upon conversion of a Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Buyer in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-in Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000. No amount shall be payable by the Company as a Buy-In Adjustment if the Buy-In to cover the Converting Holder's Sold Shares was at a price or prices less than the conversion price.

     (e) Subject to the completeness and accuracy of the Buyer's representations and warranties herein, upon the conversion of any Preferred Stock by a person who is a non-U.S. Person, and following the expiration of any applicable Restricted Period (as those terms are defined in Regulation S), the Company, shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates without restrictive legend or stop orders in the name of Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Person as may be designated by Buyer) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Nothing in this Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. The remedies set forth in Sections 5(c), (d) and (e) shall be cumulative.

     (f) In lieu of delivering physical certificates representing the unlegended securities issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon , the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

     6.   DELIVERY INSTRUCTIONS.

     The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis, no later than on the Closing Date.

     7.   CLOSING DATE.

     (i) The closing of the issuance and sale of the Preferred Stock shall occur on the date (the "Closing Date") which is the first trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer. The date of an alternate Closing Date shall be the date specified by either party upon at least five (5) business days' advance notice to the other party; provided, however, that it shall be a condition of an alternate Closing Date that (i) the conditions of Section 4(g) be satisfied, and (ii) each of the conditions contemplated by Sections 8 and 9 hereof shall have been satisfied or waived on or before such date.

     (ii) The purchase and issuance of Preferred Stock shall occur on the Closing Date at the offices of the Escrow Agent or at such other place as Company shall specify in writing, no later than 12:00 Noon, New York City time, on such day, or at such other time as is mutually agreed upon by the Company and the Buyer.

     (iii) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

     8.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The Buyer understands that the Company's obligation to sell the Preferred Stock on the Closing Date to the Buyer pursuant to this Agreement is conditioned upon:

     (a) Acceptance by the Buyer of this Agreement, as indicated by execution of this Agreement;

     (b) Delivery by the Buyer to the Escrow Agent of good funds as payment in full of the Purchase Price for the Preferred Stock and the delivery thereof to the Company;

     (c) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date, and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date; and

     (d) There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

     9.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date is conditioned upon:

     (a) Acceptance by the Company of this Agreement, as indicated by execution of this Agreement;

     (b) Delivery by the Company to the Escrow Agent of the certificate for the Preferred Stock in accordance with this Agreement;

     (c) The accuracy in all material respects on the Closing Date of the representations, covenants and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date, and as to Additional Preferred Stock;

     (d) On the Closing Date, the Buyer has received an opinion of counsel for the Company, dated the Closing Date in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in Annex III attached hereto, and the execution and delivery of the Registration Rights Agreement annexed hereto as Annex IV and the Warrant annexed hereto as Annex VI;

     (e) No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement; and

     (f) From and after the date hereof to and including the initial Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, the NASD, or trading in securities generally on the New York Stock Exchange or Nasdaq shall not have been suspended or limited, nor shall minimum prices been established for securities traded on Nasdaq, nor shall there by any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock.

     10.  GOVERNING LAW;  MISCELLANEOUS.

     (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

     (b) A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     (c) This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     d. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     f. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     g. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     h. Except as otherwise set forth herein, all costs and expenses, including reasonable attorneys' fees, incurred in the enforcement of this Agreement shall be paid to the prevailing party by the non-prevailing party, upon demand.

     11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

     (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

     (ii) the fourth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

     (iii) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by advance written notice similarly given to each of the other parties hereto):

COMPANY:        Children's Broadcasting Corporation
                724 First Street North, Fourth Floor
                Minneapolis, Minnesota 55401
                ATTN:  Lance W. Riley, Esq.
                Telephone No.:   (612) 330-9521
                Telecopier No.:  (612) 330-9558

                with a copy to:

                Briggs and Morgan P.A.
                2400 IDS Center
                Minneapolis, MN 55402
                ATTN:  Avron L. Gordon, Esq.
                Telephone No.:  (612) 334-8455
                Telecopier No.: (612) 334-8650

BUYER:          At the addresses set forth on Schedule A

ESCROW AGENT:   Joseph B. Larocco, Esq.
                1055 Washington Boulevard
                Stamford, CT 06901
                Telephone No.:  (203) 353-1922

                Telecopier No.: (203) 353-0322

     12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and the Purchase Price, and shall inure to the benefit of the Buyer and its successors and assigns.

                     [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                         BUYER

                         TALISMAN CAPITAL OPPORTUNITY FUND LTD.

                         By: /s/ Brian Ladin
                            ---------------------------------------------
                              Brian Ladin
                              Vice President

                         BUYER

                         DOMINION CAPITAL LIMITED

                         By: /s/ Mark Valentine
                            ---------------------------------------------
                              Mark Vanlentine
                              Agent

                         BUYER

                         SOVEREIGN PARTNERS LP

                         By: /s/ Mark Valentine
                            ---------------------------------------------
                              Mark Valentine
                              Agent

                         CHILDREN'S BROADCASTING CORPORATION

                         By: /s/ James G. Gilbertson
                            ---------------------------------------------
                              James G.  Gilbertson
                              Chief Operating Officer

SCHEDULE A      BUYERS

ANNEX I         CERTIFICATE OF DESIGNATION

ANNEX II        JOINT ESCROW INSTRUCTIONS

ANNEX III       OPINION OF COUNSEL

ANNEX IV        REGISTRATION RIGHTS AGREEMENT

ANNEX V         COMPANY DISCLOSURE SCHEDULE

ANNEX VI        COMMON STOCK PURCHASE WARRANT

                                      SCHEDULE A


Name and Address of Buyer                   Number of Shares Purchased
---------------------------                 --------------------------
Talisman Capital Opportunity Fund Ltd.                 303,030.50
16101 La Grande Drive, Suite 100
Little Rock, AR 72211
ATTN: Brian Ladin
Telecopier No.: (501) 821-6888

Dominion Capital Limited                               151,515.25
90 Grove Street
Executive Pavilion
Ridgefield, CT 06877
ATTN: Steven Hicks
Telecopier No.: (203) 431-8301

Sovereign Partners LP                                  151,515.25
90 Grove Street
Executive Pavilion
Ridgefield, CT 06877
ATTN: Steven Hicks
Telecopier No.: (203) 431-8301

